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                                                                       EXHIBIT 5

                                February 19, 1999


Del Webb Corporation
6001 North 24th Street
Phoenix, Arizona 85016

         RE:      DEL WEBB CORPORATION 1998 DIRECTOR STOCK PLAN

Ladies and Gentlemen:

         We have acted as counsel to Del Webb Corporation, a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended, relating to the registration of 75,000 shares of its Common Stock, $.001 par value (the "Shares"), issuable pursuant to the Del Webb Corporation 1998 Director Stock Plan (the "Plan").

         In that connection, we have examined such documents, corporate records, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Amended and Restated Certificate of Incorporation and the Bylaws of the Company.

         Based upon the foregoing, we are of the opinion that:

         (1) The Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware.

         (2) The Shares, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid, and nonassessable.

         The opinions expressed herein are limited solely to the laws of the State of Delaware. We express no opinion on the laws of any other jurisdiction or the applicability or effect of any such laws or principles.

         The opinions expressed herein are based upon the law and the other matters in effect on this date hereof, and we assume no obligation to review or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise, or should any facts or other matters upon which we have relied be changed.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             /s/ SNELL & WILMER L.L.P.